Exhibit 10.2

AMENDMENT AND WAIVER TO CREDIT AGREEMENT

AMENDMENT AND WAIVER, dated as of January 21, 2011 (this “Amendment and Waiver”), to the Credit Agreement, dated as of July 7, 2010 (as amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), among Dyncorp International Inc. (the “Borrower”), the guarantors party thereto, the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent and collateral agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower on the terms and conditions set forth in the Credit Agreement; and

WHEREAS, the Lenders party hereto have consented to waive or amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement unless otherwise defined herein.

ARTICLE II

Amendment and Waiver

Section 2.1. Waiver.

The Lenders party hereto, who constitute the Required Lenders, hereby consent to Holdings and the Borrower changing their respective fiscal years to end on the Friday falling on or closest to December 31, with such change to be effective so that the first such fiscal year ending on the Friday falling on or closest to December 31 shall be the fiscal year ended on December 31, 2010.

Section 2.2. Amendments.

(a) The definition of “Excess Cash Flow Period” in Section 1.01 of the Credit Agreement is hereby amended by replacing “March 30, 2012” with “December 30, 2011.”

(b) Section 2.05(b)(i) of the Credit Agreement is hereby amended by replacing the words “(commencing with the fiscal year ended March 30, 2012)” with “(commencing with the fiscal year ended December 30, 2011).”

(c) The first paragraph immediately following Section 6.01(d) of the Credit Agreement is hereby amended by deleting the words “filed with the SEC” immediately prior to the proviso therein and replacing them with “containing the information required to be contained therein if Holdings (or any direct or indirect parent thereof), as applicable, were required to file such forms with the SEC.”

(d) Section 7.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Neither Holdings nor the Borrower may make any change in (a) accounting policies or reporting practices, except as required by GAAP, or (b) fiscal year; provided, however, that Holdings and the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, Holdings, the Borrower and the Administrative Agent will, and hereby are authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.”

Section 2.3. Conditions to Effectiveness. This Amendment and Waiver shall become effective on the date (the “Amendment and Waiver Effective Date”) on which:

(a) Amendment and Waiver. The Administrative Agent shall have received this Amendment and Waiver, executed and delivered by a duly authorized signatory of each of the Borrower and the Required Lenders.

(b) No Default. No Default or Event of Default shall have occurred and be continuing under the Credit Agreement.

(c) Fees and Expenses. The Borrower shall have reimbursed the Administrative Agent for all expenses in connection with this Amendment and Waiver to the extent invoiced.

(d) Representations and Warranties. The representations and warranties in Section 2.4 hereto shall be true and correct as of the date hereof and after giving effect to this Amendment and Waiver, and an officer of the Borrower shall have delivered to the Administrative Agent a certificate, in form and substance reasonably satisfactory to the Administrative Agent, to such effect.

Section 2.4. Representation and Warranties. After giving effect to the amendments and waivers contained herein, on the Amendment and Waiver Effective Date the Borrower hereby confirms that: (a) this Amendment and Waiver has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower enforceable against it in accordance with its terms; (b) the representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects on and as of the Amendment and Waiver Effective Date with the same effect as though made on and as of the Amendment and Waiver Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date); and (c) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

Section 2.5. Continuing Effect; No Other Amendments or Waivers. This Amendment and Waiver shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Loan Documents except as expressly stated herein and shall not be construed as an amendment, waiver or consent to any action on the part of Holdings, the Borrower or any Subsidiary of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly waived hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms. This Amendment and Waiver shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

Section 2.6. Counterparts. This Amendment and Waiver may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

Section 2.7. GOVERNING LAW. THIS AMENDMENT AND WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 2.8. WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AMENDMENT AND WAIVER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT AND WAIVER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT AND WAIVER, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 2.8 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 2.9. Headings. The headings of the several sections and subsections of this Amendment and Waiver are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment and Waiver.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed and delivered by their respective duly authorized officers as of the date first above written.

DYNCORP INTERNATIONAL INC.

By:	/s/ Christopher T. Porter
Name: Christopher T. Porter Title: VP & Treasurer

BANK OF AMERICA, N.A., as a Administrative Agent

By:	/s/ Roberto Salazar
Name: Roberto Salazar Title: Assistant Vice President

[ADDITIONAL LENDER SIGNATURES OMITTED]